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                              SECOND AMENDMENT TO
                        SUBORDINATED TERM LOAN AGREEMENT



          THIS SECOND AMENDMENT TO SUBORDINATED TERM LOAN AGREEMENT (this "Second Amendment") dated as of April 21, 1997 is entered into by and among WELLPOINT HEALTH NETWORKS INC., a California corporation (the "Company"), each of the financial institutions that is a signatory hereto (the "Banks"), and BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as administrative agent for the Banks (the "Administrative Agent") and amends that certain Subordinated Term Loan Agreement dated as of November 21, 1996 among the Company, the Banks and the Administrative Agent, as amended by a First Amendment to Subordinated Term Loan Agreement dated as of February 10, 1997 (as so amended, the "Agreement").

                                    RECITAL

          The Company has requested that the minimum Fixed Charge Coverage Ratio be reduced as set forth herein during the periods indicated herein, and the Banks and the Administrative Agent are willing to so amend the Agreement on the terms and conditions set forth herein.


          NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

          1. Terms. All terms used herein shall have the same meanings as in the Agreement unless otherwise defined herein. All references to the Agreement shall mean the Agreement as hereby amended.

          2. Amendment to Agreement. Section 7.09 of the Agreement is amended and restated in its entirety as follows:

               "7.09 Fixed Charge Coverage Ratio. As of the end of each fiscal quarter, the Company shall not permit its Fixed Charge Coverage Ratio to be less than (a) 3.00 to 1 for the fiscal quarter ending December 31, 1996, (b) 2.75 to 1 for the fiscal quarters ending March 31, 1997, June 30, 1997, September 30, 1997 and December 31, 1997, and (c) 3.00 to 1 for each fiscal quarter ending thereafter."





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          3.   Representations and Warranties.  The Company represents and warrants to the Banks and the Administrative Agent that, on and as of the date hereof, and after giving effect to this Second Amendment:

          3.1 Authorization. The execution, delivery and performance of this Second Amendment have been duly authorized by all necessary corporate action by the Company and this Second Amendment has been duly executed and delivered by the Company.

          3.2 Binding Obligation. This Second Amendment is the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

          3.3 No Legal Obstacle to Amendment. The execution, delivery and performance of this Second Amendment will not (a) contravene the terms of the Company's articles of incorporation, by-laws or other organization document;
(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its Property is subject; or (c) violate any Governmental Rules where such violation would reasonably be expected to have a Material Adverse Effect. No approval, consent, exemption, authorization of other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by the Company of this Second Amendment, or the transactions contemplated thereby.

          3.4 Incorporation of Certain Representations. The representations and warranties of the Company set forth in Article V of the Agreement are true and correct in all respects on and as of the date hereof as though made on and as of the date hereof, except as to such representations made as of an earlier specified date shall be deemed to exclude any Material Adverse Effect that may have occurred solely as a result of the Recapitalization.

          3.5 Default. No Default or Event of Default under the Agreement has occurred and is continuing.


          4. Conditions, Effectiveness. The effectiveness of this Second Amendment shall be subject to the compliance by the Company with its agreements herein contained, and to the delivery





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of the following to the Administrative Agent in form and substance satisfactory to the Administrative Agent:

          4.1 Authorized Signatories. A certificate, signed by the Secretary or an Assistant Secretary of the Company dated as of the date hereof as to the incumbency of the person or persons authorized to execute and deliver this Second Amendment and any instrument or agreement required hereunder on behalf of the Company.

          4.2 Effectiveness of Second Amendment to Senior Bank Agreement. The Second Amendment dated as of even date herewith to the Senior Bank Agreement shall have become, or concurrently herewith is becoming, effective.

          4.3 Other Evidence. Such other evidence with respect to the Company or any other person as the Administrative Agent or any Bank may reasonably request in connection with this Second Amendment and the compliance with the conditions set forth herein.


          5.   Miscellaneous.

          5.1 Condition Subsequent- Corporate Resolutions. At the first meeting of the Board of the Directors of the Company following the effectiveness of this Second Amendment, the Board of Directors shall adopt resolutions expressly authorizing the execution, delivery and performance of all prior and future amendments to the Agreement which are executed by officers of the Company authorized to do so in such resolutions, and the Company shall promptly deliver such resolutions to the Agent, certified by the Secretary or an Assistant Secretary of the Company.

          5.2 Effectiveness of Agreement. Except as hereby expressly amended, the Agreement and each other Loan Document shall each remain in full force and effect, and are hereby ratified and confirmed in all respects on and as of the date hereof.

          5.3 Waivers. This Second Amendment is specific in time and in intent and does not constitute, nor should it be construed as, a waiver of any other right, power or privilege under the Loan Documents, or under any agreement, contract, indenture, document or instrument mentioned in the Loan Documents; nor does it preclude any exercise thereof or the exercise of any other right, power or privilege, nor shall any future waiver of any right, power, privilege or default hereunder, or under any agreement, contract, indenture, document





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or instrument mentioned in the Loan Documents, constitute a waiver of any other default of the same or of any other term or provision.

          5.4 Counterparts. This Second Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. This Second Amendment shall not become effective until the Company, the Majority Banks and the Administrative Agent shall have signed a copy hereof, whether the same or counterparts, and the same shall have been delivered to the Administrative Agent.

          5.5 Jurisdiction. This Second Amendment shall be governed by and construed under the laws of the State of California.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered as of the date first written above.


                             WELLPOINT HEALTH NETWORKS INC.


                             By:  /s/ Howard G. Phanstiel
                                ----------------------------------------
                             Name:  Howard G. Phanstiel
                                  --------------------------------------
                             Title: Executive Vice President
                                   -------------------------------------


                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as
                             Administrative Agent


                             By:  _______________________________________
                                        Christine Cordi
                                        Vice President


                             BANK OF AMERICA NATIONAL TRUST AND
                             SAVINGS ASSOCIATION, as a Bank


                             By:  _______________________________________
                                      Pam Holloway-Dobson
                                        Vice President





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